UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [   ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12

CHINA INFORMATION TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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21st Floor, Everbright Bank Building
Zhuzilin, Futian District Shenzhen,
Guangdong, 518040 People's Republic of China
(+86) 755-8370-8333

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 21, 2011

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of China Information Technology, Inc., a Nevada corporation (the “Company”), will be held on Tuesday, June 21, 2011, at 9:00 a.m., local time, at the executive offices of the Company at 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong, 518040, People's Republic of China.

1.

To elect five persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Audit Committee of BDO Limited (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To have an advisory vote on executive compensation;

4.	To have an advisory vote on the frequency of holding an advisory vote on executive compensation; and

5.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

                          This year we are furnishing our proxy materials to our stockholders who hold their shares through brokers over the Internet, as permitted by rules adopted by the Securities and Exchange Commission. We believe that this "Notice and Access" process will provide you with a convenient and quick way to access our proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 2, 2011, we will mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K for our fiscal year ended December 31, 2010 and vote online to the stockholders eligible to vote at our annual meeting. The Notice also contains instructions on how to receive a paper copy of our proxy materials. We will not mail the Notice to stockholders who had previously elected either to receive notice and access proxy materials and vote electronically via the Internet, or who receive paper copies of proxy materials.

                          If you plan to attend the meeting, please or notify us of your intentions via telephone or the Internet as directed on the proxy card. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

                          Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

/s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 21, 2010

          Under rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about May 2, 2011, we will mail to our stockholders (other than those who previously requested electronic or paper delivery and registered stockholders) an Important Notice Regarding Availability of Proxy Materials ("Notice") containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

          This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

21st Floor, Everbright Bank Building
Zhuzilin, Futian District Shenzhen,
Guangdong, 518040 People's Republic of China
(+86) 755-8370-8333

__________________

PROXY STATEMENT

__________________

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China Information Technology, Inc., a Nevada corporation (the “Company,” “CNIT” or “we”), for the 2010 Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held on Tuesday, June 21, 2011, at 9:00 a.m., local time, at 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is this proxy statement?

You have received this proxy statement and our annual report because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will act upon the matters described in this proxy statement. These actions include the election of directors; ratification of the appointment of the independent registered public accounting firm (which we sometimes refer to as the “independent auditors”); an advisory (that is, nonbinding) vote on executive compensation; and an advisory vote on the frequency of holding an advisory vote on executive compensation. An additional purpose of the annual meeting is to transact any other business that may properly come before the annual meeting and any and all adjournments or postponements of the annual meeting.

Who can attend the annual meeting?

All stockholders of record at the close of business on April 22, 2011, the record date, or their duly appointed proxies, may attend the annual meeting.

What proposals will be voted on at the annual meeting?

Stockholders will vote on four proposals at the annual meeting:

  the election of directors;

  the ratification of BDO as the Company’s independent auditors for the fiscal year ending December 31, 2011;

  an advisory vote on executive compensation; and

  an advisory vote on the frequency of holding an advisory vote on executive compensation.

What are the Board’s recommendations?

Our Board recommends that you vote:

  FOR election of the nominated directors;

  FOR ratification of BDO as the Company’s independent auditors for the fiscal year ending December 31, 2011;

  FOR approval of the compensation of our named executive officers.

The Board has not made a recommendation on the frequency of holding an advisory vote on executive compensation. Stockholders may vote for having an advisory vote every year, every two years, or every three years, or they may abstain from voting on this proposal.

Will there be any other business on the agenda?

The Board knows of no other matters that are likely to be brought before the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Who is entitled to vote?

Only stockholders of record at the close of business on April 22, 2011, which we refer to as the record date, are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 52,305,787 shares of our common stock outstanding. Holders of common stock as of the record date are entitled to one vote for each share held for each of the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered, with respect to those shares, the “stockholder of record.” This proxy and our Annual Report have been sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This proxy and the Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in with your proxy materials.

How do I vote my shares?

Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:

  By Telephone — Stockholders located in the United States can vote by telephone by calling the number listed on your enclosed proxy card and following the instructions;
  By Internet — You can vote over the Internet going to the link provided on your enclosed proxy card and following the instructions; or
  By Mail — You can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EST) on June 21, 2011.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify how your shares should be voted for each of the proposals. If you grant a proxy without indicating your instructions, your shares will be voted as follows:

  FOR the election of the five nominees for director;
  FOR the ratification of BDO as the Company’s independent auditors for the fiscal year ending December 31, 2011;
  FOR the approval of the compensation of our named executive officers.

You may revoke or change your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person at the Annual Meeting, (3) granting a subsequent proxy through the Internet or telephone, or (4) sending a written revocation to the Corporate Secretary. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Each share of common stock is entitled to one vote. The record date for determining stockholders entitled to notice of and to vote at the annual meeting is April 22, 2011. As of that date, there were 52, 305,787 shares of our common stock outstanding.

What constitutes a quorum?

A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. Under Nevada law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting.

What is a broker “non-vote” and what is its effect on voting?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

Proposal 2 (ratification of auditors) involves a matter that we believe will be considered routine. All other proposals involve matters that we believe will be considered non-routine. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided on your proxy card.

What is required to approve each item?

  For Proposal No. 1 (election of directors), each director must be elected by a plurality of votes cast with respect to such director (i.e., the number of shares voted “for” a director nominee must exceed the number of votes “withheld” from that nominee). Abstentions and broker non-votes are not counted for purposes of the election of directors.

  For Proposal No. 2 (ratification of independent auditors) and Proposal No. 3 (advisory vote on executive compensation), the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

  For Proposal No. 4 (advisory vote on the frequency of holding an advisory vote on executive compensation), the alternative — that is, every one, two or three years — receiving the greatest number of votes will be the frequency that stockholders approve.

  For any other matters on which stockholders are entitled to vote, the affirmative vote of the holders of a majority of the stockholders’ shares present in person or represented by proxy at the meeting and entitled to vote, is required.

For the purpose of determining whether the stockholders have approved matters other than the election of directors and the frequency of holding an advisory vote on executive compensation, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker may have authority to vote the shares for routine matters.

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

Our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes “withheld” from that nominee in order for that nominee to be elected. Only votes “for” or “withheld” are counted as votes cast with respect to a director. Abstentions and broker non-votes will have no effect.

How will shares of common stock represented by properly executed proxies be voted?

All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board’s recommendations as set forth herein. In addition, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the annual meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Can I change my vote or revoke my proxy?

Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. You may revoke your proxy prior to exercise by:

  filing with us a written notice of revocation of your proxy, submitting a properly signed proxy card bearing a later date, voting over the Internet or by telephone, or
  voting in person at the annual meeting.

What does it mean if I receive more than one Proxy?

If your shares are registered under different names or are in more than one account, you may receive more than one set of proxy materials. To ensure that all your shares are voted, please vote by telephone, through the Internet using each personal identification number you are provided, or complete, sign and date the multiple proxy cards relating to your multiple accounts. We encourage you whenever possible to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, Island Stock Transfer at 727-289-0010.

Who paid for this proxy solicitation?

The cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to stockholders in connection with the solicitation of proxies is borne by us.

How do I learn the results of the voting at the annual meeting?

Preliminary results will be announced at the annual meeting. Final results will be published in a Current Report on Form 8-K filed with SEC within four business days of the annual meeting.

How are proxies solicited?

In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

What is “householding?”

“Householding” means that we deliver a single set of proxy materials when requested to households with multiple stockholders, provided certain conditions are met. Householding reduces our printing and mailing costs.

If you or another stockholder of record sharing your address would like to receive an additional copy of the proxy materials, we will promptly deliver it to you upon your request in one of the following manners:

  by sending a written request by mail to:

China Information Technology, Inc.
21st Floor, Everbright Bank Building
Zhuzilin, Futian District Shenzhen,
Guangdong, 518040 People's Republic of China
Attention: Corporate Secretary

  by calling our Corporate Secretary, at (+86) 755-8370-8333.

If you would like to opt out of householding in future mailings, or if you are currently receiving multiple mailings at one address and would like to request householded mailings, you may do so by contacting our Corporate Secretary as indicated above.

Can I receive future stockholder communications electronically through the Internet?

Yes. You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. To consent to electronic delivery, vote your shares using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request future stockholder communications be sent to you electronically.

Once you consent to electronic delivery, you must vote your shares using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.

Whom may I contact for further assistance?

If you have any questions about giving your proxy or require any assistance, please contact our Corporate Secretary:

  by mail, to:

China Information Technology, Inc.
21st Floor, Everbright Bank Building
Zhuzilin, Futian District Shenzhen,
Guangdong, 518040 People's Republic of China
Attention: Corporate Secretary

  by telephone, at +(86) 755-8370-8333.

Directors and Executive Officers

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

NAME	AGE	POSITION
Jiang Huai Lin	40	President, Chief Executive Officer, and Chairman of the Board
Jackie You Kazmerzak	37	Chief Financial Officer
Zhi Xiong Huang	40	Chief Technology Officer
Yi Fu Liu	37	Chief Marketing Officer
Zhi Qiang Zhao	39	Director and Chief Operating Officer
Yun Sen Huang	63	Director
Qiang Lin	63	Director
Remington Hu	43	Director

Mr. Jiang Huai Lin. Mr. Lin has been a member of our Board of Directors since September 6, 2006 and he became our President and Chief Executive Officer on October 3, 2006. Mr. Lin has also served as the Chairman and Chief Executive Officer of our subsidiary, IST, since its incorporation in January 2006. During the period from September 2000 to June 2004, Mr. Lin served as the President and Chief Executive Officer of Hong Kong United Development Group, a consolidated enterprise engaging in investment, high technology and education. Before that, during the period from February 1995 through August 2000, Mr. Lin was a Director and the General Manager of Fujian Wild Wolf Electronics Limited, a company engaged in the business of manufacturing electrical consumer products. Mr. Lin holds a Bachelor’s degree in Industrial Accounting from Xiamen University.

Ms. Jackie You Kazmerzak. Ms. Kazmerzak has been our Chief Financial Officer since August 17, 2009. Ms. Kazmerzak is a seasoned executive with more than 10 years of experience in corporate finance and investment management. Prior to joining the Company, she was in charge of China investments for JLF Asset Management from May 2007 until May 2008, which was ranked by Barron's among the world's top 30 hedge funds in early 2008. Prior to joining JLF Asset Management, Ms. Kazmerzak served as Chief Financial Officer of Diguang International Development Company, Ltd. from January 2006 until March 2007. Earlier in her career, Ms. Kazmerzak was a portfolio manager at Sand Hill Advisors in Palo Alto, California from July 2004 until December 2005, and an investment officer at Northern Trust Bank in San Francisco from July 2000 until July 2004. She began her career at Bank of America in the corporate finance division in August 1996 and worked there until July 1998., Ms. Kazmerzak received her bachelor's degree in economics from Shanghai International Studies University and obtained her MBA (with a concentration in finance) from Arizona State University. She is also a Chartered Financial Analyst (CFA).

Mr. Zhi Xiong Huang. Mr. Huang has been our Chief Technology Officer since September 1, 2008. Prior to that, he served as our Chief Operating Officer from May 10, 2007 and as a member of our Board of Directors from November 28, 2006. Mr. Huang also serves as the President of Zhongtian Technology, a subsidiary of CNIT, since January 2010, and as the Vice-President of IST since its incorporation in January 2006. Since September 2002, he has also been a Vice President of iASPEC, where he supervises iASPEC’s research and development activities and consults on various types of sophisticated, technical issues. Between July 2001 and March 2002, Mr. Huang served as the General Manager of product development of Shenzhen Runsheng Information Systems Company Ltd. and was responsible for overseeing general operations. He holds a B.S. in computer science from Hehai University in China and has over fifteen years’ experience in information systems. Mr. Huang is currently a Director of the Shenzhen Computer Association and is an Expert with the Shenzhen Expert Association, a nonprofit organization.

Mr. Yi Fu Liu. Mr. Liu has been our Chief Marketing Officer since November 2009, when he resigned from the position of Chief Operating Officer. Mr. Liu also served as the President of Wuda Geo since January 2009. Mr. Liu has over ten years’ experience in corporate operations, strategy management and market development. Mr. Liu has served as Deputy General Manager of iASPEC since August 2002, and has been the General Manager of iASPEC since November 2006. Prior to that, Mr. Liu served, from August 1997 to July 2002, as a Senior Sales Manager for Shenzhen Jingpinjia Electronics Company Ltd.. Mr. Liu holds a Bachelor’s degree in Electronics Engineering from Zhejiang University.

Mr. Zhi Qiang Zhao. Mr. Zhao has been our Chief Operating Officer since November 2009, when he resigned from the position as Chief Administrative Officer. Mr. Zhao also served as member of our Board of Directors since September 1, 2008. Mr. Zhao has extensive experience in corporate administration and human resources management. Mr. Zhao has served as iASPEC’s Human Resource Manager since April 2005, and as its Deputy General Manager since July 2006. Prior to that, Mr. Zhao served, from March 2003 to March 2005, as Supervisor of Human Resources for Foxconn Technology Group. Mr. Zhao holds a Bachelor’s degree in Mechanical and Electrical Engineering from Inner Mongolia University.

Mr. Yun Sen Huang. Mr. Huang has been a member of our Board of Directors since August 10, 2007. Mr. Huang has been a Professor in the School of Information Engineering at Shenzhen University since September 1984. He has been involved in many computer application projects, and has received many awards, including a First Grade Award of Technology Advancement from Sichuan Province, a Second Grade Award of Technology Advancement from Guangdong Province, and a Third Grade Award of Technology Advancement from the Chemical Ministry. Mr. Huang has published eight books in the field of Networks and Multimedia Applications. In addition, Mr. Huang was a founder of the International Software Development (Shenzhen) Co., Ltd, a co-partnership company incorporated by IBM, East Asia Bank, and Shenzhen SDC Company, and its Chairman between 2001-2006. Currently, Mr. Huang is a Director of the Shenzhen Computer Academy, a Vice Director of the Guangdong Province Computer Academy, as well as Executive Director of the China University Computer Basic Education Committee. Mr. Huang holds a Bachelor’s Degree of Electronics Engineering from Tsinghua University. There is no relationship between Mr. Huang and our Chief Operating Officer, Zhi Xiong Huang.

Mr. Qiang Lin. Mr. Lin has been a member of our Board of Directors since August 10, 2007. Mr. Lin has been a Professor in the School of Information Engineering at Shenzhen University since September 2002. From July 1997 to September 2002, Mr. Lin served as the Director of Computer Science and Technology Department at Shenzhen University. Mr. Lin has been engaged in teaching and research in the Computer Applications field for many years. Presently, he is a postgraduate advisor and teacher and focuses his research in the fields of Computer Networks, Information Systems, Databases, and ERP systems. Mr. Lin has published many research papers in China’s Computer Science. He is also the editor-in-chief of Electrical Business Foundation. Mr. Lin has significant research experience in information systems, electronic business, logistics, and image disposal and has successfully developed many computer application systems as a project principal. He has been awarded with a First Grade Award of Software Development from the Chinese Chemical Ministry and a Third Grade Award of Science and Technology Development by Guangdong Province. Mr. Lin holds a Master Degree of Computing Mathematics from Zhongshan University. There is no relationship between Mr. Lin and our Chief Executive Officer, Jiang Huai Lin.

Mr. Remington C.H. Hu, has served as an independent member on our board of directors since October 30, 2009. He is a seasoned executive with more than 16 years of experience in corporate finance and investment management, and is currently the founder and CEO of Tomorrow Capital Limited, a financial advisory firm. Prior to founding Tomorrow Capital Limited, Mr. Hu served from February 2008 to July 2009, as Chief Financial Officer of Yucheng Technologies Limited, a Nasdaq listed top IT solutions and BPO company servicing China’s banking industry, and from August 2004 to August 2007, as China Representative for CVM Capital Partners, LLC, Taiwan’s largest VC affiliated with Taiwan’s largest private equity investment group. Earlier in his career, Mr. Hu founded and served from June 1999 to June 2002, as Chief Financial Officer of eSoon Communications International Corp., a software start-up focusing on the then fast-growing CRM/CTI market served from August 1996 to May 1999, as Vice President of Crimson Asia Capital Holdings, Ltd., formerly Asia’s largest venture capital firm backed by Taiwan’s Chinatrust Financial Group. He began his career at Citibank, NA, as an Assistant Vice President in the Taipei and Hong Kong. Mr. Hu holds a Master’s Degree in Business Administration from the Wharton Business School and a Bachelor’s Degree in Computer Science and Information Engineering from the National Chiao Tung University.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities to file with the SEC statements of ownership and changes in ownership. The same persons are required to furnish us with copies of all Section 16(a) forms they file. We believe that, during fiscal 2010, all of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities complied with the applicable filing requirements.

In making these statements, we have relied upon examination of the copies of all Section 16(a) forms provided to us and the written representations of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website at www.chinacnit.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, China Information Security Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China.

The Board and Committees of the Board

The Company is governed by a Board of Directors that currently consists of five members: Jiang Huai Lin, Yun Sen Huang, Qiang Lin, Zhi Qiang Zhao and Remington Hu. The Board has established three Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the Committees which are available on the corporate governance page of our website at www.chinacnit.com. Printed copies of these charters may be obtained, without charge, by contacting by contacting the Corporate Secretary, China Information Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China.

Governance Structure

The Board believes the interests of all stockholders are best served at the present time through a leadership model with a combined Chairman/CEO position and an independent Lead Director. However, the Board retains authority to amend the By-Laws to separate the positions of Chairman and CEO at any time. The current CEO possesses an in-depth knowledge of the Company, its integrated operations, the evolving public security industry in China, and the array of challenges to be faced, gained through over 22 years of successful experience. The Board believes that these experiences and other insights put the CEO in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to its stockholders.

Further, the Board has demonstrated its commitment and ability to provide independent oversight of management. A majority of the Board is comprised of independent directors, and 100 percent of the Audit, Compensation, and Corporate Governance committees are independent. Each independent director has access to the CEO and other Company executives on request, may call meetings of the independent directors, and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

In addition, after considering evolving governance practices and stockholder input regarding Board independence, the Board established the role of Lead Director and has appointed Mr. Zhi Qiang Zhao, to serve in this capacity to remain in the position at least through the annual meeting of stockholders. The Board believes the Lead Director can provide effective, independent Board leadership. The Board plans to amend the Company’s Corporate Governance Guidelines to prescribe specific duties of the Lead Director, however, in the interim, the Leading Director’s duties have been set by the Board and include chairing executive sessions of the independent directors; chairing meetings of the Board in the absence of the Chairman; and, working closely with the Chairman in developing Board agendas, topics, schedules, and in reviewing materials provided to the directors.

We encourage our stockholders to learn more about our Company’s governance practices at our website, www.chinacnit.com.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

  The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with representatives of the independent auditing firm.

  The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors; Committees and Meetings

Our Board currently has three standing committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) Audit Committee, (ii) Compensation Committee and (iii) Corporate Governance and Nominating Committee. Each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees.

During the fiscal year ended December 31, 2010, each of our three committees met 4 times. Copies of the charters for each of our four standing committees may be obtained from our website at www.chinacnit.com.

Audit Committee and Audit Committee Financial Expert

Mr. Yun Sen Huang, Mr. Qiang Lin, and Mr. Remington Hu serve as members of the Company’s Audit Committee, each of whom our Board determined to be “independent” as that term is defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Mr. Hu serves as Chair of the audit committee.

Our audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our audit committee is responsible for, among other things:

  selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

  reviewing with our independent auditors any audit problems or difficulties and management’s response;

  reviewing and approving all proposed related-party transactions;

  discussing the annual audited financial statements with management and our independent auditors;

  reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

  annually reviewing and reassessing the adequacy of our audit committee charter;

  meeting separately and periodically with management and our internal and independent auditors;

  reporting regularly to the full Board of Directors; and

  such other matters that are specifically delegated to our audit committee by our Board of Directors from time to time.

Our Board of Directors has determined that Mr. Hu possesses the accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Report of the Audit Committee regarding the audited financials statements of the Company for the fiscal year ended December 31, 2009 is located on Exhibit A to this Proxy Statement.

Compensation Committee

Our compensation committee consists of Mr. Yun Sen Huang, Mr. Qiang Lin, and Mr. Remington Hu, each of whom are “independent” as that term is defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Our compensation committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. Mr. Huang serves as Chair of the compensation committee.

The compensation committee is responsible for, among other things:

  approving and overseeing the compensation package for our executive officers;

  reviewing and making recommendations to the Board with respect to the compensation of our directors;

  reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

  reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

The Compensation Committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the Compensation Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Compensation Committee may from time to time seek recommendations from the executive officers of the Company regarding matters under the purview of the Compensation Committee, though the authority to act on such recommendations rests solely with the Compensation Committee.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee consists of Mr. Yun Sen Huang, Mr. Qiang Lin, and Mr. Remington Hu, each of whom is “independent” as that term is defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The corporate governance and nominating committee assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. Mr. Lin serves as Chair of the corporate governance and nominating committee.

The corporate governance and nominating committee is responsible for, among other things:

  identifying and recommending to the Board nominees for election or re-election to the board, or for appointment to fill any vacancy;

  reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, age, skills, experience and availability of service to us;

  identifying and recommending to the Board the directors to serve as members of the Board’s committees; and

  monitoring compliance with our code of business conduct and ethics.

In identifying and recommending nominees for election or re-election to the board, or for appointment to fill any vacancy, the corporate governance and nominating committee is also committed to engendering Board strength and effectiveness by seeking candidates with a diverse set of business, academic and life experiences and backgrounds who also possess knowledge and skills in areas of importance to the Company. The Committee does not use quotas but considers diversity when evaluating potential new directors.

The Committee identifies director candidates primarily through recommendations made by the non-employee directors. These recommendations are developed based on the directors’ own knowledge and experience in a variety of fields. Additionally the Committee considers recommendations made by the employee directors, stockholders, and others. All recommendations, regardless of the source, are evaluated on the same basis.

Stockholders may send recommendations for director candidates to the Corporate Secretary, China Information Security Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China. A submission recommending a candidate should include:

  Sufficient biographical information to allow the Committee to evaluate the candidate;

  Information concerning any relationship between the candidate and the stockholder recommending the candidate; and

  Material indicating the willingness of the candidate to serve if nominated and elected.

The procedures by which stockholders may recommend nominees have not changed materially since last year’s proxy statement.

Code of Ethics

Our amended and restated Code of Ethics conforms to the rules and regulations of The Nasdaq Stock Market, Inc., or Nasdaq. The Code of Ethics applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, and addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. A copy of the Code of Ethics has been filed as Exhibit 14 to our annual report on Form 10-K, filed on March 31, 2008. Our Code of Ethics is also posted on the corporate governance page of our website at www.chinacnit.com. During the fiscal year ended December 31, 2009, there were no waivers of our Code of Ethics.

Communication with Directors or Non-Management Directors

Stockholders may communicate with the Board, including non-management directors, by sending a letter to our board of directors, c/o Corporate Secretary, China Information Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China, for submission to the board or committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company.

All communications received as set forth above will be opened by the Corporate Secretary or her designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable

There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors since such procedures were last disclosed.

EXECUTIVE COMPENSATION

Stockholders and other interested parties may communicate with the Board, including non-management directors, by sending a letter to our board of directors, c/o Corporate Secretary, China Information Technology, Inc., 21st Floor, Everbright Bank Building Zhuzilin, Futian District Shenzhen, Guangdong, 518040 People's Republic of China for submission to the board or committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company. All communications received as set forth above will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our executive compensation philosophy is to align the interests of executive management with stockholder interests and with our business strategy and success through an integrated executive compensation program that considers short-term performance, the achievement of long-term strategic goals and growth in total stockholder value. The key elements of our executive compensation philosophy are competitive base salary, annual incentive opportunities and equity participation. Our aggregate compensation package is designed to attract and retain individuals critical to the long-term success of the Company, to motivate these persons to perform at their highest levels, and to reward exceptional performance.

The compensation of our executive officers is determined by the Compensation Committee, except that the entire Board makes the final determination as to the compensation of our Chief Executive Officer. The Chief Executive Officer reviews and revises compensation proposals prepared by Human Resources and presents his recommendations to the Compensation Committee for the Committee’s ultimate review and approval. The Chief Executive Officer does not participate in Compensation Committee meetings and is not involved in decisions relating to his own compensation.

Elements of Compensation

We pay each of our named executive officers a base annual salary. Bonuses and equity incentives may also be provided to supplement base salary. The criteria for determining each of these components of compensation is described below. We do not provide retirement benefits and only minimal perquisites except as described below.

Base Salary

Base salary levels for executive officers are set forth in their individual employment agreements, and are reflected in the Summary Compensation Table below. The Compensation Committee considered the total compensation paid by other biopharmaceutical companies in Shandong, China to persons holding equivalent positions in setting base salary levels. However, the Compensation Committee did not conduct a peer group compensation analysis or target any particular compensation level in establishing the base salaries for named executive officers.

The Compensation Committee believes that any increases in base salary should be based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive’s team within the corporate structure, success in furthering corporate strategy and goals, individual management skills and responsibilities, demonstrated loyalty, and the Company’s commitment to attract and retain executives. We expect that our Compensation Committee will reward superior individual and company performance with commensurate cash and other compensation. The Compensation Committee did not increase base salary during fiscal year 2010. Salary will next be reviewed when the Compensation Committee deems appropriate, but the Compensation Committee will not review salary more frequently than on an annual basis.

Bonuses

Executives are eligible to receive a discretionary bonus pursuant to the terms of their respective employment agreements. However, in fiscal 2010 we did not set any performance targets and no discretionary bonuses were paid. If our Compensation Committee determines to do so in the future, bonuses may be paid on an ad hoc basis to recognize superior performance. If the Compensation Committee determines to provide bonus compensation as a regular part of our executive compensation package, it will establish performance goals for each of the executive officers and maximum bonuses that may be earned upon attainment of such performance goals. Some of the components of our key performance appraisal index that we may use to consider in establishing these performance goals include the following: cash flow (accounts receivable, inventory, accounts payable); sales (revenue, accounts receivables collection, gross profit, customer credit management and goods delivery management); costs and expenses (financial costs, manufacturing costs, general and administrative expenses, sales and marketing expenses, research and development costs); and capital expenditures.

Equity Incentives

Named executive officers are eligible for equity awards in the form of stock options, stock appreciation rights, performance units, restricted stock, restricted stock units and performance shares under the China Information Security, Inc. 2007 Equity Incentive Plan (the “2007 Plan”). Equity awards are granted at the discretion of the Compensation Committee. The size of an award to any individual, including named executive officers, depends in part on individual performance, including the components of our key performance appraisal index described above and any other indicators of the impact that such employee’s productivity may have on stockholder value over time. Other factors include salary level and competitive data. In addition, in determining the awards granted to each named executive officer, the Compensation Committee considers the future benefits potentially available to the named executive officers from existing awards.

We have no program, plan or practice of granting equity awards that coincide with the release by the Company of material non-public information.

Retirement Benefits

Currently, we do not provide any company-sponsored retirement benefits or deferred compensation programs to any employee, including the named executive officers (other than a mandatory state pension scheme in which all of our employees in China participate) because it is not customary to provide such benefits and programs in China.

Perquisites

Historically, we have provided our named executive officers with minimal perquisites and other personal benefits that we believe are reasonable, such as company car-related benefits. We do not view perquisites as a significant element of compensation, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete.

Summary Compensation Table — Fiscal Years Ended December 31, 2010, 2009 and 2008

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jiang Huai Lin,	2008	82,732	-	-	-	-	-	-	82,732
Chairman, CEO,	2009	58,644	-	119,000	-	-	-	-	117,644
and President (1)	2010	110,760		114,500	-	-	-	-	225,260
Zhi Xiong Huang,	2008	52,282	-	-	-	-	-	-	52,282
Director and	2009	43,983	-	59,500	-	-	-	-	103,483
Chief Technology Officer (2)	2010	76,980	-	36,640	-	-	-	-	113,620
Zhi Qiang Zhao,	2008	47,686	-	60,150	-	-	-	-	107,836
Director and Chief	2009	52,780	-	59,500	-	-	-	-	112,280
Operating Officer (3)	2010	77,520	-	45,800	-	-	-	-	123,320
Jackie You	2008	-	-	-	-	-	-	-	-
Kazmerzak, Chief	2009	12,500	-	119,000	-	-	-	-	131,500
Financial Officer(4)	2010	50,000	-	137,400	-	-	-	-	187,400
Yi Fu Liu, Chief	2008	60,325	-	-	-	-	-	-	60,325
Marketing Officer	2009	61,576	-	59,500	-	-	-	-	121,076
(5)	2010	92,304	-	45,800	-	-	-	-	138,104

Narrative disclosure to summary compensation table

(1)

On September 6, 2006, Mr. Lin became our Chairman and on October 3, 2006 he became our President and Chief Executive Officer. Prior to that, Mr. Lin was (and continues to be) the Chairman and Chief Executive Officer of our subsidiary, IST. The annual, long term and other compensation shown in this table include the amount Mr. Lin received from IST during the applicable periods. Mr. Lin earned RMB 50,000 per month (approximately $7,690) for his services as our Chief Executive Officer and as IST’s Chief Executive Officer and RMB 10,000 (approximately $1,540) per month as the Chairman of our Board of Directors during 2010, and earned RMB 28,330 per month (approximately $4,154) as Chief Executive Officer and RMB 5,000 ((approximately $733) as the Chairman of our Board of Directors during 2009. In addition, Mr. Lin was also granted 20,000 shares of the Company’s common stock valued at $5.95 per share and 25,000 shares of common stock valued at $4.58 per share as compensation for his services in 2009 and 2010 respectively.

(2)

Mr. Huang resigned from the posts of Chief Operating Officer and Board Director on September 1, 2008 and was appointed as Chief Technology Officer. Mr. Huang has also served as the President of our subsidiary, Zhongtian Technology since January 2010. Mr. Huang earned RMB41,700 per month (approximately $6,415) as our Chief Technology Officer and as Zhongtian’s President during 2010. Mr. Huang earned RMB30,000 per month (approximately $4,350) as our Chief Technology Officer and as IST’s Vice President, during 2008 and he earned RMB 25,000 per month (approximately $3,668) for such services during 2009. Mr. Huang was also granted 10,000 shares of the Company’s common stock valued at $5.95 per share and 8,000 shares of common stock valued at $4.58 per share as compensation for his services in 2009 and 2010 respectively.

(3)

Mr. Zhao serves as the Board of Director since September 2008 and as the Company’s Chief Operating Officer since November 2009, when he resigned from the position of Chief Administrative Officer. Mr. Zhao served as Human Resource Manager of iASPEC since April 2005 and as Deputy General Manager of iASPEC since July 2006. Mr. Zhao earned RMB 37,000 per month (approximately $5,690) for his service as Chief Operating Officer and RMB 5,000 (approximately $770) as the Board Directors in 2010. Mr. Zhao earned RMB 27,660 per month (approximately $3,974) for his services as our Chief Administrative Officer during 2008 and RMB 30,000 per month (approximately $4,400) for such services during 2009. In addition, on June 20, 2008, Mr. Zhao was granted 5,000 shares of our commons stock, for his services as iASPEC's management and he subsequently transferred all 5,000 of those shares in July 2008. On September 20, 2008 and December 20, 2008 respectively, 5,000 and 15,000 shares of our common stock were granted to Mr. Zhao for his services as our Chief Administration Officer, pursuant to our 2007 Equity Incentive Plan. Mr. Zhao was granted 10,000 shares of the Company’s common stock valued at $5.95 per share and 10,000 shares of common stock valued at $4.58 per share for his service in 2009 and 2010 respectively.

(4)

Ms. Kazmerzak serves as the Company’s Chief Financial Officer since August 17, 2009. Ms. Kazmerzak earned $4,167 per month for her service as our Chief Financial Officer during 2010 and 2009. In addition, Ms. Kazmerzak was granted 20,000 shares of the Company’s common stock valued at $5.95 per share and 30,000 shares of common stock valued at $4.58 per share for her service in 2009 and 2010 respectively.

(5)

Mr. Liu resigned for the position of the Company’s Chief Operating Officer and was appointed as Chief Marketing Officer in November 2009. Mr. Liu also has been served as the President of Wuda Geo since January 2009. Mr. Liu earned RMB 50,000 per month (approximately $7,692) for his service as Chief Marketing Officer and the President of Wuda Geo in 2010. Mr. Liu earned RMB 35,000 per month (approximately $5,131) for his services as our Chief Operating Officer during 2009 and RMB 35,000 per month (approximately $5,027) for such services during 2008. In addition, Mr. Liu was granted 10,000 shares of the Company’s common stock valued at $5.95 per share and 10,000 shares of common stock valued at $4.58 per share for his service in 2009 and 2010 respectively.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received unexercised options, stock that has not vested or equity incentive plan awards that remained outstanding as of the end of the fiscal year ended December 31, 2010.

Option Exercises and Stock Vested

No options to purchase our capital stock were exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the fiscal year ended December 31, 2010.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal year ended December 31, 2010.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended December 31, 2010.

Potential Payments upon Termination or Change in Control

Our named executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

Director Compensation

The following table sets forth certain information concerning the compensation paid to our directors for services rendered to us during the fiscal year ending December 31, 2010:

	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Jiang Huai Lin	110,760	114,500	-	-	-	-	225,260
Zhi Qiang Zhao	77,520	45,800	-	-	-	-	123,320
Qiang Lin	5,538	-	-	-	-	-	5,538
Yun Sen Huang	5,538	-	-	-	-	-	5,538
Remington Hu	18,000	-	-	-	-	-	18,000

Narrative to Director Compensation Table

Mr. Jiang Huai Lin earns RMB 10,000 per month (approximately $1,540) for his services as the Chairman of our Board of Directors and Mr. Zhao earns RMB 5,000 per month (approximately 769) for his services as a member of our Board of Directors.

Our independent directors, Messrs Yun Sen Huang, Qiang Lin and Remington Hu, have all entered into our form of independent director agreement. Under the terms of their agreements, Mr. Yun Sen Huang earns RMB 3,000 per month (approximately $461), Mr. Qiang Lin earns RMB 3,000 per month (approximately $461), and Mr. Hu earns $1,500 per month as compensation for their services as independent directors.

All of our directors are reimbursed for pre-approved reasonable business-related expenses incurred in good faith in the performance of their duties for our Company.

Compensation Committee Interlocks and Insider Participation

Messrs Yun Sen Huang, Qiang Lin and Remington Hu served on the Compensation Committee during the fiscal year ended December 31, 2010. None of them was an employee, an officer, or former officer of the Company. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K during the fiscal year ended December 31, 2010. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 22, 2011, certain information with respect to the beneficial ownership of our common stock by (i) each director and executive officer, (ii) each person known by us to be the beneficial owner of five percent or more of the outstanding shares of common stock, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the person or entity listed in the table is the beneficial owner of, and has sole voting and investment power with respect to, the shares indicated.

Unless otherwise specified, the address of each of the persons set forth below is in care of China Information Security Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Shenzhen, China 518040.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Jiang Huai Lin	President, CEO and Chairman	Common Stock, $0.01 par value	20,195,080 (3)	38.61%
Jackie You Kazmerzak	Chief Financial Officer	Common Stock, $0.01 par value	50,000	0.1%
Zhi Xiong Huang	Chief Technology Officer	Common Stock, $0.01 par value	35,000	0.07%
Yi Fu Liu	Chief Operating Officer	Common Stock, $0.01 par value	35,000	0.07%
Zhi Qiang Zhao	Director and Chief Administrative Officer	Common Stock, $0.01 par value	18,000	0.03%
Yun Sen Huang	Director	Common Stock, $0.01 par value	0	*
Qiang Lin	Director	Common Stock, $0.01 par value	0	*
Remington Hu	Director	Common Stock, $0.01 par value	0	*
All officers and directors as a group (8 persons named above)		Common Stock, $0.01 par value	20,333,080	38.87%
5% Security Holders
Jiang Huai Lin		Common Stock, $0.01 par value	20,195,080	38.61%
Edward C. Johnson 3d(3) 82 Devonshire Street, Boston, Massachusetts 02109		Common Stock, $0.01 par value	2,657,450(3)	5.08%
Philip J. Hempleman(4) 262 Harbor Drive, Stamford, Connecticut 06902		Common Stock, $0.01 par value	3,106,250(4)	5.94%
Adam Benowitz(5) 20 West 55th Street, 5th Fl. New York, New York 10019		Common Stock, $0.01 par value	3,474,069(5)	6.64%
Sanjay Motwani (6) 16 Raffles Quay #40- 02A, Hong Leong Building Singapore, Singapore 048581		Common Stock, $0.01 par value	3,217,512	6.15%

______________
*Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

As of April 22, 2011, a total of 52,305,787 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3)

Includes 700,900 shares of our common stock held by Fidelity Management & Research Company, 58, 260 shares held by Pyramis Global Advisors, LLC, and 1,898,290 shares of our common stock held by Pyramis Global Advisors Trust Company. Edward C. Johnson 3d, the chairman of FMR LLC, the manager of each of Fidelity Management & Research Company, Pyramis Global Advisors, LLC, and Pyramis Global Advisors Trust Company, exercises investment discretion and control over the shares held by each of them, and may be deemed to be the beneficial owner thereof.

(4)

Includes1,188,850 shares of our common stock held by Ardsley Partners Fund II, L.P., 925,350 shares held by Ardsley Partners Institutional Fund, L.P., 229,100 shares held by Ardsley Offshore Fund, Ltd., and 762,950 shares owned by certain accounts managed by Philip J. Hempleman. Mr. Hempleman exercises investment discretion and control over the shares managed by him as well as those held by each of Ardsley Partners Fund II, L.P., Ardsley Partners Institutional Fund, L.P., and Ardsley Offshore Fund, Ltd. and may be deemed to be the beneficial owner thereof. Mr. Hempleman hereby disclaims beneficial ownership of the shares of common stock held by Ardsley Partners Fund II, L.P., Ardsley Partners Institutional Fund, L.P., and Ardsley Offshore Fund, Ltd. to the extent of his direct or indirect pecuniary interest therein.

(5)

Includes 1,400,000 shares of our common stock held by Vision Opportunity Master Fund, Ltd., a Cayman Islands company and 2,074,069 shares of our common stock held by Vision Opportunity China LP, a limited partnership organized under the laws of Guernsey. Mr. Benowitz exercises investment discretion and control over these shares and may be deemed to be the beneficial owner thereof.

(6)

The shares attributed to Sanjay Motwani are held by Sansar Capital Management, L.L.C., a Delaware limited liability company and Sansar Capital Asia Pte. Ltd., a company organized under the laws of Singapore. Sanjay Motwani is the managing member of Sansar Family I, L.L.C., which is the managing member of Sansar Capital Management. Sansar Capital Asia L.P., a limited partnership organized under the laws of the Cayman Islands is the sole shareholder of Sansar Asia. Sansar International L.L.C., a Delaware limited liability company, is the general partner of Sansar Capital Asia, L.P. Sanjay Motwani is the managing member of Sansar International L.L.C. All of the shares of Common Stock beneficially owned by Sansar Capital Management, L.L.C. and Sansar Capital Asia Pte. Ltd.are directly held by a fund to which Sansar Capital Management and Sansar Asia act as investment advisors.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Relationships and Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2009 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved that exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under Executive Compensation). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

  Approximately 8% of Xiamen Yili Geo Information Technology Co., Ltd. (“Yili”) is owned by Geo. As December 31, 2010, Xiamen Yili Geo Information has outstanding balance due to Geo of $ 137,289, the balance consists of accounts receivable from sales.

  Shenzhen Kewen Information Technology Co., Ltd., or Kewen, is private a company owned by Mr. Qi Danfeng, who is Chief Executive Officer of Zhongtian, our indirect subsidiary. Prior to our purchase of Zhongtian, Kewen routinely purchased software from Zhongtian and at December 31, 2009 and 2010 , Accounts receivable from Kewen was $129,937 and $193,587, respectively. Kewen intends to repay this balance as soon as practicable.

  Shenzhen Information Security Investment and Development Co., Ltd. (“ISID”) is a company under the control of Mr Lin. As December 31, 2010, a balance of $ 697,820 due to ISID represents advances from ISID to the Company. These advances are non-interest bearing and due on demand.

  Approximately 9% of Wuhan Geo Navigation and Communication Technology Co., Ltd. (“Geo Navigation”) is owned by Geo. Prior to our acquisition of Geo, Geo Navigation made non-interest bearing cash advances to Geo, and at December 31, 2010, a balance of $596, 046 remained outstanding. The Company intends to repay this balance as soon as practicable.

  On January 7, 2010, Mr. Jiang Huai Lin, our Chairman, Chief Executive Officer and President, consummated a secondary offering to certain accredited investors of 1,600,000 shares of our common stock owned by him, for an aggregate purchase price of $9.84 million, or $6.15 per share. The secondary offering was consummated concurrently with the Company’s closing of a primary offering of its securities on the same date. Mr. Lin paid his pro rata share of the offering costs and the Company did not receive any proceeds from the secondary offering of Mr. Lin’s shares.

  On January 14, 2010, Mr. Lin loaned the Company a total of $5 million from the proceeds of the sale of his shares for use for general corporate purposes and working capital. In consideration of the loan from Mr. Lin, the Company's Board of Directors approved the issuance and delivery of a one-year, non-interest bearing, convertible promissory note (“the Original Note”) to Mr. Lin, in the principal amount of $5 million The note is due and payable on January 14, 2011, and is convertible into shares of the Company's common stock at a conversion price of $5.88 per share (the per share closing price on the trading day prior to the delivery date of the Original Note). On March 25, 2010, Mr. Lin surrendered the Original Note to the Company and have asked the Company to void and rescind the Original Note, and issue a replacement note (“the New Note”), in the principal amount of $6,000,000, to reflect the principal amount of the Original Note as well as an additional loan of $1,000,000 made to the Company on March 25, 2010. The new additional loan of $1,000,000 has been repaid by the Company on 7 April 2010. The New Note has omitted the conversion feature that was contained in the Original Note and it is non-interest bearing. The maturity date of the New Note is March 5, 2012 and the Company may prepay all or any part of the amounts outstanding under this Note at any time before the maturity date without the express written consent of Mr. Lin. In accounting for the New Note, the Company accrues an interest expense at an interest rate of 5% per annum, which is the market interest rate for USD denominated 2-year loans in China. The imputed interests for the year ended December 31, 2010 is $187,500 and is recognized as capital contribution by the shareholder.

Except as set forth in our discussion above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Policies and Procedures Relating to Transactions with Related Persons

Our current written policies and procedures for review, approval or ratification of relationships or transactions with related persons are set forth in our Code of Business Ethics and Conduct, our Audit Committee Charter, our Nominating and Corporate Governance Committee Charter, and our Board of Directors Charter.

Our Board of Directors Charter requires that our Board of Directors monitor and manage potential conflicts of interest of management and the Board and assume other responsibilities as may be required from time to time. As permitted under the Company’s Bylaws, the Board has delegated some of these responsibilities to the Board’s Audit Committee and Nominating and Corporate Governance Committee. Our Audit Committee Charter provides that the Audit Committee is responsible for establishing procedures for the approval of and approve the entry of the Company into any and all related party transactions between the Company and any executive officer or director that would potentially require disclosure pursuant to Item 404 of SEC Regulation S-K. The Audit Committee Charter also mandates that the Audit Committee must approve the entry of the Company into any such related party transaction. Our Nominating and Corporate Governance Committee Charter provides that the Nominating and Corporate Governance Committee is responsible for reviewing and assessing the adequacy of the Company’s Code of Business Ethics and Conduct and other internal policies and guidelines and monitor whether the principles described therein are being incorporated into the Company’s culture and business practices.

Our Code of Business Ethics and Conduct provides a number of specific procedures, requirements, and prohibitions relating to related party transactions. It prohibits directors, officers and employees from accepting simultaneous employment with a Company supplier, customer, developer, or competitor, or from taking part in any activity that enhances or supports a competitor’s position. All directors, officers and employees must disclose to the Company any interest that may conflict with the Company. A director, officer and employee may accept a position as a director of another company only if he or she obtains approval from the Board of Directors; the other company does not compete with the Company; and any compensation received in this capacity is commensurate with its responsibilities.

Our Code of Business Ethics and Conduct generally requires directors, officers, and employees of the Company to avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant manner. Where a Company director, officer or employee believes that such a transaction is unavoidable, he or she must fully disclose it to the Company’s Chief Executive Officer. If the Chief Executive Officer deems it material to the Company, the Nominating and Corporate Governance Committee must review and provide advance written approval for such transactions. The Board subsequently reassigned part of this responsibility to the Audit Committee pursuant to the Audit Committee Charter. The most significant related party transactions, especially those involving the Company’s directors or executive officers, must be reviewed and approved in writing in advance by the Company’s Board of Directors. The Board also delegated part of this function to the Audit Committee under the Audit Committee Charter, as explained above. The Company must report all such material related party transactions under applicable accounting rules, federal securities laws, SEC rules and regulations, and securities market rules. Any dealings with a related party must be conducted in such a way that no preferential treatment is given.

In addition, our Code of Business Ethics and Conduct discourages the employment of relatives and significant others in positions or assignments within the same department and prohibits the employment of such persons in positions that have influence (e.g., an auditing or control relationship, or a supervisor/subordinate relationship). Our Human Resources department is primarily responsible for administering this aspect of our related party transactions policy. If any covered relationship develops or exists between two employees, the senior employee must advise his or her supervisor. The Company may separate the employees either by reassignment or termination, if necessary.

Our Code of Business Ethics and Conduct permits waivers of the above policies and procedures as to directors or executive officers only if they are approved in writing by the Board of Directors and promptly disclosed. Any waiver with respect to any employee, agent or contractor must be approved in writing by the Company. Under its Charter, our Nominating and Corporate Governance Committee is also responsible for reviewing requests for any waivers and recommending to the Board whether a particular request should be granted.

Any type of related party transaction not expressly covered by the above policies and procedures is subject to the review and approval of our Board of Directors.

There were no related party transactions since the beginning of the fiscal year ended December 30, 2009 for which our policies and procedures did not require review, approval or ratification, or where our policies and procedures were not followed.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board keep themselves informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

See “Governance and Nominating Committee” above for a discussion of the process for selecting directors.

There are currently five directors serving on the Board. At the Meeting, five directors will be elected. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The five nominees for election as directors are uncontested. In uncontested elections, directors are elected by plurality of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

NAME	AGE	POSITION	DIRECTOR SINCE
Jiang Huai Lin	40	President, Chief Executive Officer, and Chairman of the Board	September 6, 2006
Zhi Qiang Zhao	39	Lead Director and Chief Administrative Officer	September 1, 2008
Yun Sen Huang	63	Director	August 10, 2007
Qiang Lin	63	Director	August 10, 2007
Remington Hu	43	Director	October 30, 2009

For information as to the shares of the Common Stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management.” See “Directors and Executive Officers” above for biographical summaries for each of our director nominees.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareowners. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all Directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each Director. The Board and the Governance and Nominating Committee of the Board consider the qualifications of Directors and Director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareowners, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company is a NASDAQ listed company that offers products and services in the information technology industry in China. Therefore, the Board believes that a diversity of professional experiences in the information technology industry, specific knowledge of key geographic growth areas, and knowledge of U.S. capital markets and of U.S. accounting and financial reporting standards should be represented on the Board. In addition, the market in which we compete is characterized by rapid technological change, evolving industry standards, introductions of new products, and changes in customer demands that can render existing products obsolete and unmarketable. Our future success depends upon our ability to address the increasingly sophisticated needs of our customers by supporting existing and emerging hardware, software, database, and networking platforms and by developing and introducing enhancements to our existing products and new products on a timely basis that keep pace with technological developments, evolving industry standards, and changing customer requirements, through strong focus on research and development. Therefore, the Board believes that academic and professional experience in research and development in the information technology industry should also be represented on the Board.

Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills and experiences of our directors.

Director	Titles	Material Qualifications
Jiang Huai Lin	Chairman of the Board	•	Co-founder of the Company
	Chief Executive Officer	•	Chairman and Chief Executive Officer of the Company’s oldest subsidiary, IST., since its incorporation in January 2006
		•	Co-founder and sole stockholder of iASPEC, the Company’s VIE
		•	Prior experience with an enterprise engaged in investment in high technology and education
		•	BA in Business Administration
		•	Mr. Lin contributes invaluable long-term knowledge of the Company’s business and operations and knowledge of the information technology industry in China
Zhi Qiang Zhao	Lead Director	•	5 years’ experience as Administrative and Human Resources Director of iASPEC,
	Chief Operating Officer	•	Prior experience as Human Resources Supervisor for another technology company, Foxconn Technology Group
		•	Mr. Zao’s experience in corporate operations and integrations, strategy planning and human resources management provides invaluable operational perspective to the Board
Yun Sen Huang	Director	•	has served as a Professor at Shenzhen University’s School of Information Engineering since September 1984
		•	recipient of many industry accolades including First Grade Award of Technology Advancement from Sichuan province, Second Grade Award of Technology Advancement from Guangdong province, and Third Grade Award of Technology Advancement from the Chemical Ministry
		•	published eight books in the field of Networks and Multimedia Applications
		•	a co-founder and Chairman from 2001 – 2006 of the International Software Development (Shenzhen) Co., Ltd., a co-partnership company incorporated by IBM, East Asia Bank and the Shenzhen SDC Company
		•	Mr. Huang’s experiences provides invaluable industry research and development perspective to the Board
Qiang Lin	Director	•	has served as a Professor at Shenzhen University’s School of Information Engineering since September 2002 and is a Director of its Computer Science and Technology Department
		•	engaged in teaching and research in the Computer Applications for many years and currently focuses his research in the fields of Computer Networks, Information Systems, Database, and ERP systems
		•	serves as editor in chief of Electrical Business Foundation, an industry publication, and has published many research papers regarding computer science in China.
		•	significant research experience in information systems, electronic business, logistics, and image disposal and successful development of many computer application systems as a project principal
•	recipient of many industry accolades including a First Grade Award of Software Development from the Chinese Chemical Ministry and a Third Grade Award of Science and Technology Development by Guangdong province
•	Master’s Degree of Computing Mathematics from Zhongshan University
•	Mr. Lin’s experiences provides invaluable industry research and development perspective to the Board

Remington Hu	Director, Audit Committee	•	more than 16 years of experience in corporate finance and investment management
	Financial Expert	•	founder and CEO of Tomorrow Capital Limited, a financial advisory firm
		•	former CFO of Yucheng Technologies Limited, a Nasdaq listed, IT solutions company servicing China’s banking industry, CFO of eSoon Communications International Corp., a software start-up focusing on the CRM/CTI market; former VP of Crimson Asia Capital Holdings, Ltd., formerly Asia’s largest venture capital firm backed by Taiwan’s Chinatrust Financial Group; and former Assistant VP for Citibank, NA in Taipei and Hong Kong
		•	served as China Representative for CVM Capital Partners, LLC, Taiwan’s largest VC affiliated with Taiwan’s largest private equity investment group
		•	MBA from the Wharton Business School and BA, Computer Science and Information Engineering from the National Chiao Tung University
		•	Mr. Hu’s experience in global capital markets and his educational background provides invaluable diversity and perspective to the Board

General Information

For information as to the shares of the Common Stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management,” above.

See “Directors and Executive Officers” above for biographical summaries for each of our director nominees.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected BDO Limited to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. BDO Limited was the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010.

We are asking our stockholders to ratify the selection of BDO Limited as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of BDO Limited to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by BDO Limited that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. Representatives of BDO Limited will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Independent Registered Public Accounting Firm’s Fees

Our independent accountants for the audit of our annual financial statements and audit of internal control over financial reporting for our fiscal year ended December 31, 2010 was BDO Limited. Our independent accountants for the audit of our annual financial statements for our fiscal year ended December 31, 2009 was GHP Horwath P.C. (“Horwath”). The following table shows the fees paid and to be paid by us to BDO Limited and Horwath.

Audit Fees: The aggregate fees billed for each of the fiscal years ended December 31, 2010 and 2009 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our quarterly financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2010 and 2009 were approximately $526,633 and $539,000, respectively.

Audit-Related Fees: The aggregate fees billed in each of the fiscal years ended December 31, 2010 and 2009 for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above are $0 and $0, respectively.

Tax Fees: The aggregate fees billed in each of the fiscal years ended December 31, 2010 and 2009 for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were $20,000 and $18,242, respectively.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining auditor independence and determined that such services are appropriate. Before auditors are engaged to provide us audit or non-audit services, such engagement is (without exception, required to be) approved by the Audit Committee of our Board of Directors.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our board of directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our board of directors pre-approved the audit service performed by BDO Limited for our financial statements as of and for the year ended December 31, 2010.

The Board of Directors recommends a vote FOR ratification of the selection of BDO Limited as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, business unit goals, corporate goals, and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote for the approval of the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal No. 3 above. By voting on this Proposal No. 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

The Board has not made a recommendation on the frequency of holding an advisory vote on executive compensation. Stockholders may vote for having an advisory vote every year, every two years, or every three years, or they may abstain from voting on this proposal.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary, China Information Technology, Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China, no later than the close of business on December 31, 2011. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to China Information Technology, Inc., c/o Corporate Secretary, 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People's Republic of China. A copy of our Annual Report on Form 10-K is also made available on our website after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

April 29, 2011	By Order of the Board of Directors

/s/ Iris Yan
Iris Yan
Corporate Secretary

APPENDIX A

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. The Board has determined, based upon an interview of Sean Shao and a review of Mr. Shao’s responses to a questionnaire designed to elicit information regarding his experience in accounting and financial matters, that Mr. Shao shall be designated as an “Audit Committee financial expert” within the meaning of Item 401(e) of SEC Regulation S-K, as Mr. Shao has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his financial sophistication. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Following the end of the fiscal year ended December 31, 2010, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with Company management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

/s/ The Audit Committee
Remington Hu
Yun Sen Huang
Qiang Lin

CHINA INFORMATION TECHNOLOGY, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2011

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of China Information Technology, Inc., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 29, 2011, and hereby constitutes and appoints Jiang Huai Lin and Iris Yan, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders to be held on June 21, 2011, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: [ ]

Jiang Huai Lin
Zhi Qiang Zhao
Qiang Lin
Yun Sen Huang
Remington Hu

Withhold authority for the following:

[   ] Jiang Huai Lin
[   ] Zhi Qiang Zhao
[   ] Qiang Lin
[   ] Yun Sen Huang
[   ] Remington Hu

2.	Approve the ratification of BDO Limited as the Company’s accountant for fiscal year ending December 31, 2011.

FOR [   ]                                        AGAINST [   ]                                        ABSTAIN [   ]

3.	Advisory vote for the approval of the Company’s executive compensation.

FOR [   ]                                        AGAINST [   ]                                        ABSTAIN [   ]
4.	Advisory vote on the frequency of holding an advisory vote to approve the Company’s executive compensation.

ONE YEAR	[ ]
TWO YEARS	[ ]
THREE YEARS	[ ]
ABSTAIN	[ ]

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF THE SELECTION OF BDO LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, AND FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 29, 2011 IS UNABLE TO SERVE OR WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 29, 2011, and the 2010 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name ___________________________________________________
Name (if joint)
________________________________________________________
Date _____________, 2011

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.